NUMBER

SHARES

ORE-MORE RESOURCES INC.

INCORPORATED UNDER THE BUSINESS

CORPORATIONS ACT OF THE PROVINCE OF ALBERTA

THIS IS TO CERTIFY THAT ______________________ is the registered owner of ___________________________ fully paid and non-assessable Common shares, without par value, in the capital stock of the corporation.

In WITNESS whereof, the SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICER(S) THIS

DAY OF___________________,_________________.

President

Secretary